Exhibit 10.19.2

                   FIRST AMENDMENT TO THE 1997
             UNION CARBIDE LONG-TERM INCENTIVE PLAN


          The 1997 Union Carbide Long-Term Incentive Plan (the
"Plan") is hereby amended as follows:

          1.      A new Section 8.3 is added to the Plan to read
as follows:
     "8.3:    A grant of Restricted Stock
pursuant to this Section 8 shall be subject to a minimum vesting period of at least three
(3) years, or such longer period as the
Committee may, in its sole discretion,
determine; provided, however, that the
Committee may grant up to three hundred
thousand (300,000) shares of Restricted Stock with a vesting period of less than three (3) years. In the event that a Participant terminates employment with the Corporation prior to the date that the Restricted Stock satisfies a vesting period, such Restricted
Stock shall be forfeited except (i) in the case of the Participant's death, disability or Retirement, (ii) in the case of a Participant's termination of employment by the Corporation other than for cause, (iii) in the case of a Change in Control of the Corporation, or (iv) if the Committee determines it is in the best interests of the Corporation to permit individual exceptions."

          2.     The amendment set forth herein shall be
effective as of April 23, 1997.



                                   UNION CARBIDE CORPORATION


                                   By: /s/ M.A. Kessinger